Exhibit 4.9

VIDÉOTRON LTÉE, as Borrower

-and-

RBC CAPITAL MARKETS, as Co-Lead Arranger and Joint Bookrunner
NATIONAL BANK OF CANADA, as Co-Lead Arranger and Joint Bookrunner
TD SECURITIES, as Co-Lead Arranger and Joint Bookrunner
THE BANK OF NOVA SCOTIA, as Co-Lead Arranger and Joint Bookrunner

-and-

BANK OF AMERICA, N.A., CANADA BRANCH

BMO CAPITAL MARKETS

CANADIAN IMPERIAL BANK OF COMMERCE

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC

as Co-Arrangers

-and-

NATIONAL BANK OF CANADA

TD SECURITIES

as Syndication Agents

-and-

THE BANK OF NOVA SCOTIA

as Documentation Agent

-and-

THE FINANCIAL INSTITUTIONS NAMED

ON THE SIGNATURE PAGES HERETO

as Lenders

-and-

ROYAL BANK OF CANADA

as Administrative Agent

FIFTH AMENDING AGREEMENT to the Amended and Restated Credit Agreement
dated as of June 16, 2015, as amended by a First Amending Agreement dated as of
June 24,  2016, a Second Amending Agreement dated as of January 3, 2018, a Third
Amending Agreement dated as of November 26, 2018 and a Fourth Amending Agreement
dated as of May 20, 2022

FIFTH AMENDING AGREEMENT – PAGE 2

FIFTH AMENDING AGREEMENT to the Amended and Restated Credit Agreement dated as of June 16, 2015, as amended by a First Amending Agreement dated as of June 24, 2016, a Second Amending Agreement dated as of January 3, 2018, a Third Amending Agreement dated as of November 26, 2018 and a Fourth Amending Agreement dated as of May 20, 2022, entered into in the City of Montreal, Province of Quebec, as of July 15, 2022,

AMONG:

VIDÉOTRON LTÉE, a company constituted in accordance with the laws of Quebec, having its registered office at 612 St. Jacques Street, 18th floor, in the City of Montreal, Province of Quebec (hereinafter called the “Borrower”)

AND:	THE LENDERS, AS DEFINED IN THE CREDIT AGREEMENT (the “Lenders”)

AND:

ROYAL BANK OF CANADA, AS ADMINISTRATIVE AGENT FOR THE LENDERS, a Canadian bank, having a place of business at 200 Bay Street, 12th floor, South Tower, Royal Bank Plaza, in the City of Toronto, Province of Ontario (hereinafter called the “Agent”)

WHEREAS the parties hereto are parties to a credit agreement originally dated as of November 28, 2000, as amended and restated as of July 20, 2011, as amended by a First Amending Agreement dated as of June 14, 2013, a Second Amending Agreement dated as of January 28, 2015, a Third Amending Agreement creating an Amended and Restated Credit Agreement dated as of June 16, 2015, a First Amending Agreement dated as of June 24, 2016, a Second Amending Agreement dated as of January 3, 2018, a Third Amending Agreement dated as of November 26, 2018 and a Fourth Amending Agreement dated as of May 20, 2022 (the “Original Credit Agreement”, and as amended pursuant to this Agreement, the “Credit Agreement”);

WHEREAS in a joint press release (the “Announcement”) dated June 17, 2022, Quebecor Inc., Rogers Communications Inc. and Shaw Communications Inc. announced an agreement for the sale of Freedom Mobile Inc. (“Freedom”) to Quebecor Inc. or one of its wholly-owned subsidiaries, subject to regulatory approval (the “Freedom Transaction”).

WHEREAS the acquisition of Freedom under the Freedom Transaction will be made by the Borrower pursuant to a share purchase agreement to be entered into among the Borrower, Quebecor Inc., Rogers Communications Inc., Shaw Communications Inc., Shaw Telecom Inc. and Freedom Mobile Inc.;

WHEREAS in connection with the Announcement and the contemplated Freedom Transaction, the Borrower has requested certain amendments to the Original Credit Agreement by way of a request letter dated June 23, 2022; and

FIFTH AMENDING AGREEMENT – PAGE 3

WHEREAS the Lenders have unanimously agreed with the Borrower to the amendments contemplated herein, and as such, the Lenders have complied with the provisions of Section 18.14 and 18.15 of the Original Credit Agreement, as evidenced by the signature of each party hereto on this Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.	INTERPRETATION

All of the words and expressions which are capitalized herein, including in the preamble hereto, shall have the meanings ascribed to them in the Original Credit Agreement (as amended hereby) unless otherwise indicated herein.

II.	AMENDMENTS

1.General Rule.  Subject to the terms and conditions herein contained, the Original Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this Agreement and to incorporate the provisions of this agreement into the Original Credit Agreement.

2.Amendment of the Original Credit Agreement.  Effective as of the Amendment Effective Date (as defined below), the Original Credit Agreement is hereby amended as follows:

2.1	Clause 1.1.125.6 of the definition of “Permitted Charges” in Section 1.1 (Definitions) of the Original Credit Agreement is amended as follows (new text bold and underlined and old text stricken off):

“1.1.125.6Charges (i) under any Capital Lease or Synthetic Lease, and (ii) to secure the payment of the purchase price incurred in connection with the acquisition of assets, in each case to be used in carrying on the Core Business, including Charges existing on such assets at the time of the acquisition thereof or at the time of the acquisition by a member of the VL Group of any business entity then owning such assets, whether or not such existing Charges were given to secure the payment of the purchase price of the assets to which they attach, provided that such Charges are limited to the assets purchased and that the amount guaranteed by such Charges does not exceed 100% of the acquisition price of the assets so acquired, and, in the aggregate for (i) and (ii) above, shall not exceed, at the time of Incurrence, the greater of (a) 7.5% of Shareholders Equity and (b) (y) $500,000,000$ (prior to the consummation of the Freedom Transaction) or (z) $1,500,000,000 (following the consummation of the Freedom Transaction), as applicable, outstanding at any time;”

2.2

The definition of “Permitted Charges” in Section 1.1 (Definitions) of the Original Credit Agreement is amended to add the following new clause 1.1.125.9 (and deleting the “and” at the end of clause 1.1.125.7, and replacing the “.” at the end of clause 1.1.125.8 with “; and”):

FIFTH AMENDING AGREEMENT – PAGE 4

“1.1.125.9Charges on the assets of the Borrower and the Guarantors securing Debt under Credit Facilities of the Borrower and the Guarantors provided that at the time of Incurrence and after giving effect to the Incurrence of such Debt under Credit Facilities and the application of the proceeds therefrom on such date, the aggregate principal amount of Debt under Credit Facilities (including the Facilities) of the Borrower and the Guarantors secured by such Charges does not exceed the maximum amount permitted on such date pursuant to clause (1) of the definition of “Permitted Liens” of the Senior Notes Indenture and provided further that such Charges (except Charges created by the Security Documents) are pari passu or inferior in rank vis-à-vis the Charges created by the Security Documents and are subject to an intercreditor agreement in form and substance satisfactory to the Majority Lenders, acting reasonably.”

2.3	Section 1.1 (Definitions) of the Original Credit Agreement is amended to add the following new definitions:

“1.1.48A“Credit Facilities” means one or more debt facilities (including, without limitation, the Facilities), commercial paper facilities, or other debt arrangements, in each case with banks, other institutional lenders or investors, providing for revolving credit loans, term loans, notes, receivables financing (including, to the extent constituting Indebtedness, through the sales of accounts receivables to such lenders or investors or to an accounts receivable entity) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.”

“1.1.76A“Fifth Amending Agreement” means the fifth amending agreement to this Agreement dated on or about July 15, 2022 entered into among the parties hereto.”

“1.1.76B“Fifth Amendment Effective Date” has the meaning ascribed to “Amendment Effective Date” in the Fifth Amending Agreement.”

“1.1.85A“Freedom Entities” refers collectively to Freedom Mobile Inc. and its wholly-owned subsidiary, Freedom Mobile Distribution Inc.”

“1.1.85B“Freedom Transaction” means the contemplated acquisition by the Borrower of the Freedom mobile wireless and internet business operated by the Freedom Entities pursuant to a share purchase agreement to be entered into among the Borrower, Quebecor Inc., Rogers Communications Inc., Shaw Communications Inc., Shaw Telecom Inc. and Freedom Mobile Inc.”

“1.1.93A“Incurrence” means, with respect to any obligation of any Person, to create, incur, issue, assume, guarantee or otherwise become indirectly or directly liable, contingently or otherwise, with respect of such obligation.”

“1.1.148A“Senior Notes Indenture” means the indenture governing the 2030 Senior Notes issued by the Borrower as in effect on the Fifth Amendment

FIFTH AMENDING AGREEMENT – PAGE 5

Effective Date (unamended), a copy of which (including the relevant definitions) is included in Schedule “Q”.”

“1.1.186“2030 Senior Notes” means the 4.50% Senior Notes due January 15, 2030.”

2.4	Subsection 12.11.1 (Leverage Ratio) of the Original Credit Agreement is amended as follows (new text bold and underlined and old text stricken off):

12.11.1Leverage Ratio.  A Leverage Ratio not exceeding 4.5:1; provided that for (i) a period not exceeding 12 consecutive months immediately following an Acquisition permitted hereunder in an amount of not less than $100,000,000 and (ii) a period not exceeding 18 consecutive months immediately following the closing of the Freedom Transaction, in each case under (i) and (ii) above such maximum Leverage Ratio shall be increased to, but shall not exceed, 5.0:1 (and further provided that in the event of a series of Acquisitions, the Leverage Ratio shall have reverted to 4.5:1 for at least one full quarter); and”

2.5	Section 9.3 (Guarantors – Exception) of the Original Credit Agreement is amended as follows (new text bold and underlined and old text stricken off):

“9.3Guarantors – Exception

After the Closing Date, any member of the VL Group may create or acquire one or more Subsidiaries that are or are not wholly-owned by a member of the VL Group, including as a result of its participation in a joint venture with another Person.  Such Subsidiary shall not be required to provide a Guarantee pursuant to subsection 9.1.1 or to provide the Security at the time of its creation or Acquisition if ~~provided that~~ (A) the absence of such Guarantee and Security does not cause the Borrower to breach the provisions of Section 12.12 at the time of the creation or Acquisition or at any time thereafter, and shall not be considered a Guarantor, or (B) in respect of each Freedom Entity, following the Freedom Transaction, such Guarantee and Security is provided in accordance with Section 12.12.  If such Subsidiary is wholly-owned, it will be a member of the VL Group.  In addition, the Borrower may at any time request to the Agent that one or more of its Subsidiaries (each, a “Released Guarantor”) shall cease to be considered a Guarantor and that its Guarantee provided pursuant to subsection 9.1.1 and its Security be discharged and terminated if the following conditions are satisfied on the effective date on which such Released Guarantor shall so cease to be considered a Guarantor (the “Release Date”): (i) the release of the Released Guarantor as a Guarantor on the Release Date shall not cause the Borrower to breach the provisions of Section 12.12, (ii) no Default or Event of Default exists on the Release Date, and (iii) contemporaneously with the Release Date, all existing Guarantees granted by the Released Guarantor in respect of obligations of the Borrower under Additional Offerings permitted by paragraphs (f) and (g) of Section 13.7, and unsecured Debt permitted by paragraph (i) of Section 13.7, shall also be terminated substantially

FIFTH AMENDING AGREEMENT – PAGE 6

contemporaneously.  In the event that a Released Guarantor ceases to be considered a Guarantor by satisfying all of the conditions of the previous sentence of this Section 9.3, the Security on the property of such Released Guarantor and the Guarantee given by it pursuant to subsection 9.1.1 shall be discharged and terminated by the Agent without any requirement to obtain the consent of the Lenders (and such Person shall thereafter cease to be considered a Guarantor).”

2.6	Section 12.12 (Ownership by the Borrower and Guarantors) of the Original Credit Agreement is amended as follows (new text bold and underlined and old text stricken off):

“12.12Ownership by the Borrower and Guarantors

At all times during the Term, the Borrower and the Guarantors shall collectively (a) own at least 80% of the consolidated assets of the Borrower (excluding Back-to-Back Securities), and (b) generate at least 80% of the consolidated EBITDA of the Borrower on a rolling four-quarter basis.  All calculations made under this Section shall be consistent with those contained in the Borrower’s consolidated financial statements. Notwithstanding the foregoing, it is understood and agreed that, following the consummation of the Freedom Transaction, the Borrower shall cause the Freedom Entities to become Guarantors and provide the required Security within 90 days following the consummation of the Freedom Transaction in order to comply with the foregoing tests.”

2.7	The Original Credit Agreement is amended by adding the schedule attached as “Schedule “A” hereto as the new Schedule “Q” of the Credit Agreement.

3.Extent of Amendments.  The amendments set forth herein are limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any of the other terms or conditions of the Original Credit Agreement or the other Loan Documents, or (ii) prejudice any rights that the Agent and the Lenders may now or in the future have under or in connection with the Credit Agreement (as same may be further amended, supplemented, restated or otherwise modified from time to time).

III.	REPRESENTATIONS AND WARRANTIES

1.The Borrower and Guarantors hereby represent and warrant to the Lenders and the Agent as follows:

1.1

the execution, delivery and performance by the Borrower and the Guarantors of this Agreement have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;

1.2

this Agreement constitutes a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against each such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium

FIFTH AMENDING AGREEMENT – PAGE 7

or other laws affecting creditors’ rights generally and subject to general principles of equity;

1.3

the representations and warranties of the Borrower and each Guarantor set forth in the Credit Agreement are true and correct in all respects on and as of the Amendment Effective Date (as defined below), except that where such representations and warranties are qualified by reference to a date, they shall be true and correct as at such date; and

1.4	no Default or Event of Default has occurred and is continuing or would arise immediately upon this Agreement becoming effective.
IV.	CONDITIONS PRECEDENT

1.The amendments to the Original Credit Agreement contemplated in Article II of this Agreement shall not come into force until each of the following conditions (collectively, the “Conditions Precedent”) shall have been met to the satisfaction of the Lenders or, as the case may be, waived by the Lenders (the date on which conditions shall have been met to the satisfaction of the Lenders or, as the case may be, waived by the Lenders shall be referred to herein as the "Amendment Effective Date"):

1.1	this Agreement shall have been executed and delivered by all of the parties hereto;
1.2

the Borrower shall pay all fees and costs, including all legal fees associated with this Agreement incurred by the Agent as contemplated and restricted by the provisions of Section 12.14 of the Credit Agreement;

1.3

the Borrower shall have delivered to the Agent a certificate of an officer of the Borrower attesting as to certain factual matters, including, without limitation, the matters set forth in paragraphs 1.4 and 1.5 below;

1.4	the representations and warranties in Article III of this Agreement shall be true and correct in all material respects as of the date hereof; and
1.5	no Default or Event of Default shall have occurred and be continuing.
V.	MISCELLANEOUS

1.On the Amendment Effective Date, the Original Credit Agreement shall be modified by the foregoing amendment.  The parties hereto agree that the changes to the Original Credit Agreement set out herein and the execution hereof shall not constitute novation and all the Security granted prior to the Amendment Effective Date (the “Existing Security”) shall continue to apply to the Original Credit Agreement, as amended hereby, and all other obligations secured thereby.

2.Each of the Borrower and Guarantors acknowledges, agrees and confirms that:

FIFTH AMENDING AGREEMENT – PAGE 8

2.1	it has taken cognizance of the provisions of this Agreement and is satisfied therewith;
2.2

the Existing Security to which it is a party shall, except as expressly amended hereby, be unaffected by, and shall continue in full force and effect binding upon it in accordance with its terms, notwithstanding the modifications to the Original Credit Agreement contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Borrower and Guarantors hereby further ratifies and confirms its obligations under the Existing Security to which it is a party;

2.3

the Existing Security to which it is a party shall continue to guarantee or secure, as applicable, the Secured Obligations (as amended by this Agreement), notwithstanding the amendment of the Original Credit Agreement contemplated by this Agreement; and

2.4

the amendment of the Original Credit Agreement pursuant to this Agreement shall not in any manner whatsoever reduce, impair or otherwise prejudice or change, modify, alter, amend, supplement, extend, renew, compromise, novate, replace, terminate, release, discharge, cancel, suspend or waive the rights of the Agent and the Lenders (or any one of them) arising under, by reason of or otherwise in respect of the Charges and other obligations constituted by the Existing Security to which it is a party.

3.Without limiting the generality of the foregoing and to the extent necessary, (i) the Lenders and the Agent reserve all of their rights under each of the Security Documents, and (ii) each of the Borrower and the Guarantors obligates itself again in respect of all present and future obligations under, inter alia, the Credit Agreement.

4.All of the provisions of the Original Credit Agreement that are not amended hereby shall remain in full force and effect.

5.This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute an original, but all of the separate counterparts shall constitute one single document.

6.The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided by Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

7.This Agreement shall be governed by and construed in accordance with the Laws of the Province of Quebec.

FIFTH AMENDING AGREEMENT – PAGE 9

8.The parties acknowledge that they have required that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English.  Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement ou à la suite de la présente convention.

[Signature pages follow]

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

VIDÉOTRON LTÉE
as Borrower

Per:	/s/ Hugues Simard
Hugues Simard, Vice-President

Per:	/s/ Jean-François Parent
Jean-François Parent
Vice-President and Treasurer

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

ROYAL BANK OF CANADA
as Agent

Per:	By: /s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

Per:

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

ROYAL BANK OF CANADA
as Revolving Facility Lender

Per:	/s/ Pierre Bouffard
Pierre Bouffard
Authorized Signatory

Per:

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

NATIONAL BANK OF CANADA
as Revolving Facility Lender

Per:	/s/ Jonathan Campbell
Jonathan Campbell, Managing Director

Per:	/s/ Luc Bernier
Luc Bernier, Managing Director

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

BANK OF AMERICA, N.A., Canada Branch
as Revolving Facility Lender

Per:	/s/ Adrian Plummer
Vice President

Per:

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

THE BANK OF NOVA SCOTIA
as Revolving Facility Lender

Per:	/s/ François De Broux
François De Broux
Managing Director & Head, Corporate Banking Quebec

Per:	/s/ Olivier Hendrick
Olivier Hendrick
Director, Corporate Banking Quebec

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

THE TORONTO-DOMINION BANK
as Revolving Facility Lender

Per:	/s/ Mel Saklatvala
Mel Saklatvala
Managing Director

Per:	/s/ Serge Cloutier
Serge Cloutier
Director

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

BANK OF MONTREAL
as Revolving Facility Lender

Per:	/s/ Jennifer Alarie
Jennifer Alarie
Managing Director

Per:

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC
as Revolving Facility Lender

Per:	/s/ Catherine McCarthy

Per:	/s/ (signature)

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

CANADIAN IMPERIAL BANK OF COMMERCE
as Revolving Facility Lender

Per:	/s/ Anissa Rabia-Zeribi
Anissa Rabia-Zeribi, Managing Director

Per:	/s/ Charles St-Germain
Charles St-Germain, Managing Director

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A.
as Revolving Facility Lender

Per:	/s/ Syed Ali Hasan
Syed Ali Hasan
Vice President

Per:

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

LAURENTIAN BANK OF CANADA
as Revolving Facility Lender

Per:	/s/ Johanna Londono
Johanna Londono,
Managing Director & Head, Syndication

Per:	/s/ Olivier Ferland-Charest
Olivier Ferland-Charest,
Director Loan Syndication

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

MUFG BANK, LTD., CANADA BRANCH
as Revolving Facility Lender

Per:	/s/ Philippe Boivin
Name:	Philippe Boivin
Title:	Managing Director

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

CITIBANK, N.A., Canadian Branch
as Revolving Facility Lender

Per:	/s/ Siddharth Sagar
Name:	Siddharth Sagar
Title:	Authorized Signatory

Per:

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

TÉLÉDISTRIBUTION AMOS INC.		9293-6707 QUÉBEC INC.
as Guarantor		as Guarantor

Per:	/s/ Hugues Simard	Per:	/s/ Hugues Simard
	Hugues Simard, Vice-President		Hugues Simard, Vice-President

Per:	/s/ Jean-François Parent	Per:	/s/ Jean-François Parent
	Jean-François Parent, Vice-President and Treasurer		Jean-François Parent, Vice-President and Treasurer

VIDÉOTRON INFRASTRUCTURES INC.		MOBILE & INTERNET FIZZ INC.
as Guarantor		as Guarantor

Per:	/s/ Hugues Simard	Per:	/s/ Hugues Simard
	Hugues Simard, Vice-President		Hugues Simard, Vice-President

Per:	/s/ Jean-François Parent	Per:	/s/ Jean-François Parent
	Jean-François Parent, Vice-President and Treasurer		Jean-François Parent, Vice-President and Treasurer

FIFTH AMENDING AGREEMENT – SIGNATURE PAGE

Each of the undersigned (i) acknowledges having taken cognizance of the provisions of the foregoing Fifth Amending Agreement (ii) confirms that the Guarantee granted by it in favour of the Agent and the Lenders as guarantee for the Secured Obligations shall continue in full force and effect binding upon it in accordance with its terms, notwithstanding the modifications to the Original Credit Agreement contemplated by this Agreement, (iii) ratifies and confirms its obligations under such Guarantee and (iv) confirms that such Guarantee shall continue to guarantee the Secured Obligations (as amended by this Agreement), notwithstanding the amendment of the Original Credit Agreement contemplated by this Agreement.

9176-6857 QUÉBEC INC.		CABLOVISION WARWICK INC.

Per:	/s/ Hugues Simard	Per:	/s/ Hugues Simard
	Hugues Simard, Vice-President		Hugues Simard, Vice-President

Per:	/s/ Jean-François Parent	Per:	/s/ Jean-François Parent
	Jean-François Parent, Vice-President and Treasurer		Jean-François Parent, Vice-President and Treasurer

FIFTH AMENDING AGREEMENT

EXHIBIT "A"

EXHIBIT "A"

NEW SCHEDULE “Q” OF THE CREDIT AGREEMENT

“SCHEDULE “Q”

SENIOR NOTES INDENTURE

[Please refer to the Indenture, dated as of October 8, 2019, by and among Videotron, the subsidiary guarantors signatory thereto and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 2.34 of Videotron’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed on March 24, 2020, Commission file No. 033-51000).]